Exhibit 4.33
THIRTEENTH AMENDMENT
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This THIRTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of May 3, 2006, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement and the Intercreditor Agreement (each as hereinafter defined).
RECITALS
     WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers and the other Credit Parties have requested that Agent and Lenders amend certain provisions of the Credit Agreement; and
     WHEREAS, the Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.
     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
          1. Amendment to Section 4.1(a). Section 4.1 (a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     “Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E. Notwithstanding the timing otherwise set forth in Annex E, the monthly financials required to be delivered pursuant to subsection (a) of Annex E for the Fiscal Months ending January 31, 2006, February 28, 2006 and March 31, 2006 shall not be required to be delivered until May 15, 2006 and the annual audited financials required to be delivered pursuant to subsection (c)

of Annex E for the Fiscal Year ending December 31, 2005 shall not be required to be delivered until May 10, 2006.”
          2. Representations and Warranties, of Credit Parties. The Credit Parties represent and warrant that:
     (a) the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and
     (b) after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.
          3. Conditions To Effectiveness. This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):
     (a) execution and delivery of this Amendment by the Lenders and the Credit Parties; and
     (b) payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.
          4. Reference To And Effect Upon The Credit Agreement.
     (a) The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.
     (b) The waiver and amendments set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Waiver shall be construed in connection with and as part of the Credit Agreement.

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          5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
          7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
          8. Reaffirmation of Guaranties. The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.
[Signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ [ILLEGIBLE] Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

THERMAL DYNAMICS CORPORATION

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

TWECO PRODUCTS, INC.

By: Name :	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

VICTOR EQUIPMENT COMPANY

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

S-1

C & G SYSTEMS, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

STOODY COMPANY

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

THERMAL ARC, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

THERMADYNE INTERNATIONAL CORP.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

PROTIP CORPORATION

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

THERMADYNE HOLDINGS CORPORATION

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

MECO HOLDING COMPANY

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

C&G SYSTEMS HOLDING, INC.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

THERMADYNE AUSTRALIA PTY LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

DUXTECH PTY LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

CIGWELD PTY LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

QUETALA PTY. LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

QUETACK PTY. LTD.

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.

THERMADYNE INDUSTRIES LIMITED

By: Name:	/s/ Patricia S. Williams PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G. C.